Exhibit 1.01
Integer Holdings Corporation
Conflict Minerals Report
For the Year Ended December 31, 2018
Overview
This Conflict Minerals Report (this “Report”) of Integer Holdings Corporation (“Integer,” “the Company,” “we,” or “our”) has been prepared by us on a consolidated basis for the reporting period from January 1, 2018 to December 31, 2018 (the “Reporting Period”) pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended.
Conflict minerals are defined as columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted), cassiterite (the metal ore from which tin is extracted), gold, wolframite (the metal ore from which tungsten is extracted), or their derivatives, which are limited to tantalum, tin and tungsten and gold (collectively referred to as “3TG”) for the purposes of this assessment. The “Covered Countries” for the purposes of the Rule are the Democratic Republic of the Congo (“DRC”), Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.
Integer determined that during the Reporting Period it has manufactured or contracted to manufacture products containing 3TG and that the use of these minerals is necessary to the functionality or production of many of its products (the “Covered Products”). In order to conform to the Rule, the Company then performed a risk-based assessment to determine if the necessary conflict minerals in the products the Company manufactured or contracted to manufacture directly or indirectly financed or benefited armed groups in one or more of the Covered Countries. This risk-based assessment is discussed in further detail in the following sections.
Forward-Looking Statements
This Report contains forward-looking statements, which are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. These statements include statements regarding our goals for future improvements to our due diligence process and to mitigate the risks associated with the sourcing of our conflict minerals. All forward-looking statements involve risk and uncertainty. Risks that may cause these forward-looking statements to be inaccurate include: failure to carry out these plans in a timely manner or at all; lack of cooperation or progress by our suppliers, and their respective suppliers and smelters; lack of progress by smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities) or that these plans may not be effective. In addition, you should also consider the important factors described in reports and documents that we file from time to time with the Securities and Exchange Commission (“SEC”), including the factors described under the section titled “Risk Factors” in the Company’s most recently submitted Quarterly or Annual Reports. Except as required by law, we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.
Section 1: Company Overview
Integer, headquartered in Plano, Texas, is among the world’s largest medical device outsource manufacturing companies, serving the cardiac, neuromodulation, orthopedics, vascular, advanced surgical and portable medical markets. We provide innovative, high quality medical technologies that enhance the lives of patients worldwide. In addition, we develop batteries for high-end niche applications in energy, military, and environmental markets.
In July 2018, we completed the sale of the Advanced Surgical and Orthopedic product lines (the “AS&O Product Line”) to Viant. This Report includes the results for the divested AS&O Product Line for the year ended December 31, 2018. Where applicable, we have also provided results which exclude the AS&O Product Line.
Integer’s product lines and their respective products for the Reporting Period included:

•
Cardio & Vascular products that include introducers, steerable sheaths, guidewires, catheters, and stimulation therapy components, subassemblies and finished devices that deliver therapies for various markets such as coronary and neurovascular disease, peripheral vascular disease, interventional radiology, vascular access, atrial fibrillation, and interventional cardiology, plus products for medical imaging and pharmaceutical delivery.

•
Cardiac & Neuromodulation products that include batteries, capacitors, filtered and unfiltered feedthroughs, engineered components, implantable stimulation leads, and enclosures used in implantable medical devices.

•
Advanced Surgical, Orthopedics & Portable Medical products that include components, sub-assemblies, finished devices, implants, instruments and delivery systems for a range of surgical technologies to the advanced surgical market, including laparoscopy, orthopedics and general surgery, biopsy and drug delivery, joint preservation and reconstruction, arthroscopy, and engineered tubing solutions. Products also include life-saving and life-enhancing applications comprising of automated external defibrillators, portable oxygen concentrators, ventilators, and powered surgical tools.

•	Electrochem products that include primary (lithium) cells, and primary and secondary battery packs for applications in the energy, military and environmental markets.
Section 2: Reasonable Country of Origin Inquiry
In accordance with the Rule, after the Company’s initial determination that conflict minerals were necessary to the functionality or production of many of its products, the Company conducted a reasonable country of origin inquiry (“RCOI”) to determine whether the Company had reason to believe that any of the conflict minerals necessary to the functionality or production of its products may have originated in the Covered Countries. Integer’s RCOI consisted of surveying suppliers that directly supply 3TG, or component parts containing 3TG, to Integer (“Tier 1 Suppliers”). An assessment process was undertaken by the Company to identify the Tier 1 Suppliers that supplied 3TG, or component parts containing 3TG, to Integer, which included a review by engineering and supply chain teams of the bills of material for each of our Covered Products (the “Supplier Assessment”) produced at their respective locations. Each year, the list of suppliers is maintained by adding any new 3TG suppliers or removing any not in use during that reporting year. For certain distributors that are within the Company’s Tier 1 Supplier chain, the Company reached out to the manufacturers that supplied the 3TG contained within our Covered Products received from the distributor (“Tier 2 Suppliers”). After completion of the Supplier Assessment, our supplier survey list was established. Tier 1 and Tier 2 Suppliers of 3TG or component parts that contained or potentially contained 3TG were included in our supplier survey list.
As a first step to engaging with our supply chain, the Company sent a notification to Tier 1 and Tier 2 Suppliers during 2018 informing them about the Rule and asking them to complete the conflict minerals survey, based on the Conflict Minerals Reporting Template developed by the Responsible Minerals Initiative (“RMI”). Integer utilizes electronic software from a third-party vendor to survey and collect all conflict minerals surveys from our suppliers. The third-party vendor reviewed all responses for completeness, corresponded with suppliers to ensure timely and accurate submissions and consolidated all information, including smelter lists.
The Company surveyed 188 (174 excluding the AS&O Product Line) Tier 1 and Tier 2 Suppliers identified during the Supplier Assessment. Every survey received was reviewed and, based upon the response and in accordance with the Rule, the Company undertook further due diligence efforts with regards to Covered Products to determine whether the 3TG in those products originated in the Covered Countries from sources that directly or indirectly finance or benefit armed groups in the Covered Countries. These due diligence efforts are described below.
Section 3: Due Diligence Design and Performance
(A) Due Diligence Design
The Company designed its due diligence measures to be in conformity with the internationally recognized due diligence framework as set forth in the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD, 2013) and related supplements for 3TG (“OECD Framework”).
(B) Due Diligence Measures Undertaken
The Company’s due diligence efforts for the Reporting Period included the following:

•
The Company has established a management system to seek to address the issue of conflict minerals in its products. The management system includes a Conflict Minerals Policy, which is posted on our website at https://integer.net/wp-content/uploads/2015/12/POL-000067-EHSS-Conflict-Minerals.pdf. Our policy (i) supports transparency in the Company’s supply chain, (ii) encourages our suppliers to comply with the Dodd-Frank Act and make efforts to identify and eliminate the use of conflict minerals sourced from the Covered Countries unless verified as “DRC conflict free” by a third party audit, (iii) requires suppliers to conduct the necessary RCOI and due diligence for, and provide us with, proper verification of the country of origin and the source of the materials used in the products they supply to Integer, and (iv) expects our suppliers to utilize the conflict-free smelter and refinery programs that are available. In addition, the policy expects Integer’s suppliers to conduct business operations in an ethical manner and comply with all applicable laws related to environmental responsibility, workplace health and safety, and human resources.

•
In addition to the Company’s Conflict Minerals Policy and related goals, our management system includes the establishment of a cross-functional conflict minerals steering committee comprised of representatives from the Company’s Supply Chain, Global Operations, Environmental Health and Safety, Legal and Finance teams. The Environmental Health and Safety team, with assistance from site engineering teams, is responsible for performing a review of the Covered Products, conducting the RCOI, and performing the due diligence review. The Finance department, which is overseen by our Chief Financial Officer, is responsible for reporting and general oversight. The conflict minerals steering committee also provides updates to the Company’s Audit Committee with regards to the measures undertaken by management.

•
The Company surveyed 188 (174 excluding the AS&O Product Line) of its Tier 1 and Tier 2 Suppliers and achieved a response rate of 79% (or 80% excluding suppliers that only supplied to the AS&O Product Line) from the surveyed suppliers. We evaluated the survey responses for consistency of data provided, including whether those responses were complete and to identify any contradictions or inconsistencies found in those responses.

•
For those suppliers who provided smelter or refiner information for 3TG, the Company analyzed those smelters to determine if they were in fact smelters, if the smelter was part of the Company’s supply chain, and compared those smelters to the list of facilities that have been deemed “conformant” by the Responsible Minerals Assurance Process (“RMAP”) assessment protocols developed by the EICC/GeSI or other independent third party audit programs. Based upon the information provided by the Company’s suppliers and its own due diligence efforts, the Company was unable to determine conclusively the countries of origin of the Conflict Minerals used in its products. The Company was unable to make such determination, in part, because not all supplier surveys were returned, the responses received were incomplete or not conclusive, and/or the smelter or refiner information provided by the suppliers reflected all smelters or refiners that the supplier conducted business with at some point during the year rather than smelters or refiners specific to 3TG or component parts containing 3TG sold to Integer. As a result, the Company was unable to conclusively identify those smelters or refiners that were directly related to the Company’s supply chain for the 2018 calendar year.

•
The smelter and refiner information provided at Annex I includes only those smelters and refiners provided by our suppliers that the Company was able to verify to the RMAP or the U.S. Department of Commerce Reporting Requirements under Section 1502(d)(3)(C) of the Dodd-Frank Act World-Wide Conflict Mineral Processing Facilities lists. The information listed does not include all the smelters or refiners provided by our suppliers as the list was modified to remove unknown or duplicate smelters and refiners. All of the smelters and refiners listed at Annex I appear on the RMI smelter list.

•	Integer utilized a third party electronic solution to survey, review and consolidate conflict minerals information, with the goal of improving accuracy and timeliness.

•
Due to the multiple layers within the Company’s supply chain, the Company is removed from direct interaction with the sources of ore from which conflict minerals are produced and the smelters and refiners that process those ores. We must therefore rely on our suppliers to provide information regarding the origin of the conflict minerals that are included in our Covered Products. Additionally, we believe that the smelters and refiners of the necessary conflict minerals are best suited to identify the sources of those minerals. As a result, our due diligence efforts relied on the RMAP and our Tier 1 and Tier 2 Suppliers.

Section 4: Independent Private Sector Audit
As permitted by applicable guidance of the SEC, our due diligence practices have not been subject to an independent private sector audit within the meaning of the Rule.
Section 5: Results of Assessment
Based on the Company’s due diligence efforts for the Reporting Period, the Company does not have sufficient information to determine the mines and the country of origin of all of the conflict minerals necessary for the functionality or production of its Covered Products or the facilities used to process the conflict minerals, including whether the conflict minerals were from recycled or scrap sources. A description of the Company’s efforts to determine the mine(s) or country of origin are included in the due diligence measures described above. The smelters and refiners included in our suppliers’ responses that we were able to reasonably identify as an operational smelter and refiner are included in Annex I. This list has been modified to remove unknown or duplicate smelters and refiners.
Section 6: Continuous Improvement Efforts to Mitigate Risk
In order to seek to mitigate the risk that conflict minerals contained in the Company’s products finance or benefit armed groups in Covered Countries, the Company will endeavor to improve upon its supply chain due diligence efforts with the goal of increasing the quality and response rate of its surveys from its suppliers. The Company will also seek to continue to engage with its suppliers, support internal education and training for Integer associates, and seek to integrate expectations regarding its Conflict Minerals Policy into new supplier contracts and those coming up for renewal.

ANNEX I
Smelters and Refiners

Metal	RMI Smelter Identification	Smelter or Refiner Name
Gold	CID000015	Advanced Chemical Company
Gold	CID000019	Aida Chemical Industries Co., Ltd.
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	CID000077	Argor-Heraeus S.A.
Gold	CID000082	Asahi Pretec Corp.
Gold	CID000090	Asaka Riken Co., Ltd.
Gold	CID000113	Aurubis AG
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	CID000157	Boliden AB
Gold	CID000176	C. Hafner GmbH + Co. KG
Gold	CID000185	CCR Refinery - Glencore Canada Corporation
Gold	CID000189	Cendres + Metaux S.A.
Gold	CID000197	Yunnan Copper Industry Co., Ltd.
Gold	CID000233	Chimet S.p.A.
Gold	CID000264	Chugai Mining
Gold	CID000328	Daejin Indus Co., Ltd.
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.
Gold	CID000359	DSC (Do Sung Corporation)
Gold	CID000362	DODUCO Contacts and Refining GmbH
Gold	CID000401	Dowa
Gold	CID000425	Eco-System Recycling Co., Ltd.
Gold	CID000493	OJSC Novosibirsk Refinery
Gold	CID000522	Refinery of Seemine Gold Co., Ltd.
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	CID000689	HeeSung Metal Ltd.
Gold	CID000694	Heimerle + Meule GmbH
Gold	CID000707	Heraeus Metals Hong Kong Ltd.
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.
Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.
Gold	CID000814	Istanbul Gold Refinery
Gold	CID000823	Japan Mint
Gold	CID000855	Jiangxi Copper Co., Ltd.
Gold	CID000920	Asahi Refining USA Inc.
Gold	CID000924	Asahi Refining Canada Ltd.
Gold	CID000929	JSC Uralelectromed
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.
Gold	CID000956	Kazakhmys Smelting LLC
Gold	CID000957	Kazzinc
Gold	CID000969	Kennecott Utah Copper LLC

Metal	RMI Smelter Identification	Smelter or Refiner Name
Gold	CID000981	Kojima Chemicals Co., Ltd.
Gold	CID001029	Kyrgyzaltyn JSC
Gold	CID001056	Lingbao Gold Co., Ltd.
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	CID001078	LS-NIKKO Copper Inc.
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	CID001113	Materion
Gold	CID001119	Matsuda Sangyo Co., Ltd.
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.
Gold	CID001153	Metalor Technologies S.A.
Gold	CID001157	Metalor USA Refining Corporation
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.
Gold	CID001188	Mitsubishi Materials Corporation
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.
Gold	CID001204	Moscow Special Alloys Processing Plant
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	CID001236	Navoi Mining and Metallurgical Combinat
Gold	CID001259	Nihon Material Co., Ltd.
Gold	CID001322	Elemetal Refining, LLC
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	CID001352	PAMP S.A.
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals
Gold	CID001397	PT Aneka Tambang (Persero) Tbk
Gold	CID001498	PX Precinox S.A.
Gold	CID001512	Rand Refinery (Pty) Ltd.
Gold	CID001534	Royal Canadian Mint
Gold	CID001546	Sabin Metal Corp.
Gold	CID001555	Samduck Precious Metals
Gold	CID001573	Schone Edelmetaal B.V.
Gold	CID001585	SEMPSA Joyeria Plateria S.A.
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	CID001761	Solar Applied Materials Technology Corp.
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	CID001938	Tokuriki Honten Co., Ltd.
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.
Gold	CID001955	Torecom
Gold	CID001977	Umicore Brasil Ltda.
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining

Metal	RMI Smelter Identification	Smelter or Refiner Name
Gold	CID001993	United Precious Metal Refining, Inc.
Gold	CID002003	Valcambi S.A.
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)
Gold	CID002100	Yamakin Co., Ltd.
Gold	CID002129	Yokohama Metal Co., Ltd.
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	CID002312	Guangdong Jinding Gold Limited
Gold	CID002314	Umicore Precious Metals Thailand
Gold	CID002459	Geib Refining Corporation
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.
Gold	CID002510	Republic Metals Corporation
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna
Gold	CID002516	Singway Technology Co., Ltd.
Gold	CID002560	Al Etihad Gold LLC
Gold	CID002561	Emirates Gold DMCC
Gold	CID002580	T.C.A S.p.A
Gold	CID002582	Remondis Argentia B.V.
Gold	CID002605	Korea Zinc Co., Ltd.
Gold	CID002606	Marsam Metals
Gold	CID002615	TOO Tau-Ken-Altyn
Gold	CID002761	SAAMP
Gold	CID002762	L'Orfebre S.A.
Gold	CID002765	Italpreziosi
Gold	CID002777	SAXONIA Edelmetalle GmbH
Gold	CID002778	WIELAND Edelmetalle GmbH
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	CID002850	AU Traders and Refiners
Gold	CID002852	GCC Gujrat Gold Centre Pvt. Ltd.
Gold	CID002853	Sai Refinery
Gold	CID002863	Bangalore Refinery
Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO
Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH
Gold	CID002872	Pease & Curren
Gold	CID002918	SungEel HiMetal Co., Ltd.
Gold	CID002919	Planta Recuperadora de Metales SpA
Gold	CID002973	Safimet S.p.A
Gold	CID003153	State Research Institute Center for Physical Sciences and Technology
Gold	CID003189	NH Recytech Company
Gold	CID003195	DS PRETECH Co., Ltd.
Gold	CID003324	QG Refining, LLC
Tantalum	CID000092	Asaka Riken Co., Ltd.
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.
Tantalum	CID000410	Duoluoshan
Tantalum	CID000456	Exotech Inc.
Tantalum	CID000460	F&X Electro-Materials Ltd.
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.

Metal	RMI Smelter Identification	Smelter or Refiner Name
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.
Tantalum	CID001076	LSM Brasil S.A.
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.
Tantalum	CID001175	Mineracao Taboca S.A.
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.
Tantalum	CID001200	NPM Silmet AS
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	CID001508	QuantumClean
Tantalum	CID001522	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tantalum	CID001769	Solikamsk Magnesium Works OAO
Tantalum	CID001869	Taki Chemical Co., Ltd.
Tantalum	CID001891	Telex Metals
Tantalum	CID001969	Ulba Metallurgical Plant JSC
Tantalum	CID002307	Yichun Jin Yang Rare Metal Co., Ltd.
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	CID002504	D Block Metals, LLC
Tantalum	CID002505	FIR Metals & Resource Ltd.
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	CID002539	KEMET Blue Metals
Tantalum	CID002544	H.C. Starck Co., Ltd.
Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH
Tantalum	CID002548	H.C. Starck Inc.
Tantalum	CID002549	H.C. Starck Ltd.
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG
Tantalum	CID002557	Global Advanced Metals Boyertown
Tantalum	CID002558	Global Advanced Metals Aizu
Tantalum	CID002568	KEMET Blue Powder
Tantalum	CID002707	Resind Industria e Comercio Ltda.
Tantalum	CID002842	Jiangxi Tuohong New Raw Material
Tantalum	CID002847	Power Resources Ltd.
Tantalum	CID003191	Jiujiang Janny New Material Co., Ltd.
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	CID000244	Jiangxi Ketai Advanced Material Co., Ltd.
Tin	CID000278	CNMC (Guangxi) PGMA Co., Ltd.
Tin	CID000292	Alpha
Tin	CID000306	CV Gita Pesona
Tin	CID000309	PT Aries Kencana Sejahtera
Tin	CID000313	PT Premium Tin Indonesia
Tin	CID000315	CV United Smelting
Tin	CID000402	Dowa
Tin	CID000438	EM Vinto
Tin	CID000448	Estanho de Rondonia S.A.
Tin	CID000468	Fenix Metals
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.

Metal	RMI Smelter Identification	Smelter or Refiner Name
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC
Tin	CID001070	China Tin Group Co., Ltd.
Tin	CID001105	Malaysia Smelting Corporation (MSC)
Tin	CID001142	Metallic Resources, Inc.
Tin	CID001173	Mineracao Taboca S.A.
Tin	CID001182	Minsur
Tin	CID001191	Mitsubishi Materials Corporation
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	CID001337	Operaciones Metalurgical S.A.
Tin	CID001399	PT Artha Cipta Langgeng
Tin	CID001402	PT Babel Inti Perkasa
Tin	CID001419	PT Bangka Tin Industry
Tin	CID001421	PT Belitung Industri Sejahtera
Tin	CID001428	PT Bukit Timah
Tin	CID001434	PT DS Jaya Abadi
Tin	CID001438	PT Eunindo Usaha Mandiri
Tin	CID001448	PT Karimun Mining
Tin	CID001453	PT Mitra Stania Prima
Tin	CID001457	PT Panca Mega Persada
Tin	CID001458	PT Prima Timah Utama
Tin	CID001460	PT Refined Bangka Tin
Tin	CID001463	PT Sariwiguna Binasentosa
Tin	CID001468	PT Stanindo Inti Perkasa
Tin	CID001471	PT Sumber Jaya Indah
Tin	CID001477	PT Timah (Persero) Tbk Kundur
Tin	CID001482	PT Timah (Persero) Tbk Mentok
Tin	CID001490	PT Tinindo Inter Nusa
Tin	CID001493	PT Tommy Utama
Tin	CID001539	Rui Da Hung
Tin	CID001758	Soft Metais Ltda.
Tin	CID001898	Thaisarco
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	CID002180	Yunnan Tin Company Limited
Tin	CID002455	CV Venus Inti Perkasa
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.
Tin	CID002500	Melt Metais e Ligas S.A.
Tin	CID002503	PT ATD Makmur Mandiri Jaya
Tin	CID002517	O.M. Manufacturing Philippines, Inc.
Tin	CID002530	PT Inti Stania Prima
Tin	CID002570	CV Ayi Jaya
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	CID002592	CV Dua Sekawan

Metal	RMI Smelter Identification	Smelter or Refiner Name
Tin	CID002593	CV Tiga Sekawan
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company
Tin	CID002706	Resind Industria e Comercio Ltda.
Tin	CID002756	Super Ligas
Tin	CID002773	Metallo Belgium N.V.
Tin	CID002774	Metallo Spain S.L.U.
Tin	CID002776	PT Bangka Prima Tin
Tin	CID002816	PT Sukses Inti Makmur
Tin	CID002829	PT Kijang Jaya Mandiri
Tin	CID002835	PT Menara Cipta Mulia
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.
Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant
Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant
Tin	CID002858	Modeltech Sdn Bhd
Tin	CID002859	Gejiu Jinye Mineral Company
Tin	CID002870	PT Lautan Harmonis Sejahtera
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	CID003205	PT Bangka Serumpun
Tin	CID003208	Pongpipat Company Limited
Tin	CID003325	Tin Technology & Refining
Tungsten	CID000004	A.L.M.T. TUNGSTEN Corp.
Tungsten	CID000105	Kennametal Huntsville
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	CID000568	Global Tungsten & Powders Corp.
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	CID000825	Japan New Metals Co., Ltd.
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	CID000966	Kennametal Fallon
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten	CID002044	Wolfram Bergbau und Hutten AG
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	CID002535	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.

Metal	RMI Smelter Identification	Smelter or Refiner Name
Tungsten	CID002541	H.C. Starck Tungsten GmbH
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co. KG
Tungsten	CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	CID002589	Niagara Refining LLC
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.
Tungsten	CID002647	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Tungsten	CID002649	Hydrometallurg, JSC
Tungsten	CID002724	Unecha Refractory metals plant
Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	CID002833	ACL Metais Eireli
Tungsten	CID002843	Woltech Korea Co., Ltd.
Tungsten	CID002845	Moliren Ltd.